UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: December 22, 2005

                       (Date of earliest event reported):

                              INNODATA ISOGEN, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                  0-22196                   13-3475943
(State or other jurisdiction    (Commission File Number)     (I.R.S. Employer
      of incorporation)                                     Identification No.)

           THREE UNIVERSITY PLAZA                             07601
            HACKENSACK, NJ 07601                            (Zip Code)
  (Address of principal executive offices)

                                 (201) 488-1200
              (Registrant's telephone number, including area code)

                                       N/A
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

      Reference is made to Item 5.02 for information on an employment agreement and option grant letter, each dated December 22, 2005 that were entered into by the Company and Mr. Steven L. Ford in connection with his appointment as Chief Financial Officer on that date.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

      On December 22, 2005, the Company appointed Mr. Ford as Chief Financial Officer and Executive Vice President.

      In connection with this appointment, the Company and Mr. Ford entered into an employment agreement dated December 22, 2005. The agreement provides for annual base compensation of $300,000, plus additional short term incentive compensation conditioned on the attainment of certain quantity and quality objectives to be established by the Compensation Committee of the Board of Directors. The agreement also provides for insurance and other fringe benefits, and contains confidentiality and non-compete and non-interference provisions. Mr. Ford's employment under this agreement terminates on December 21, 2008 unless renewed.

      Under a separate grant letter dated December 22, 2005, the Company granted to Mr. Ford 250,000 fully vested options to purchase 250,000 shares of the Company's common stock ("Shares") at an exercise price of $3.28 per share. The options expire on the earlier of (i) December 21, 2015, (ii) 60 days after Mr. Ford's employment ceases and (iii) 12 months following the termination of Mr. Ford's employment as a result of his death or disability. Mr. Ford may not sell any Shares during the first year after the date of grant; he may sell no more than 25% of the Shares during the second year after the date of grant; he may sell no more than a total of 50% of the Shares during the second and third years after the date of grant, and he may sell no more than a total of 75% of the Shares during the second, third and fourth years after the date of grant. No restrictions on sales apply after the fourth anniversary of the date of grant.

      Steven L. Ford was Chief Financial and Operating Officer of Medley Global Advisors LLC from December 2004 to September 2005. From June 2002 until November 2004, Mr. Ford served as Chief Financial Officer and Executive Vice President of Kroll Inc. Previously, Mr. Ford served as Executive Vice President and Chief Financial Officer of Telscape International, Inc., a telecommunications company in Atlanta. From 1994 to 2000, he was Vice President, International Chief Financial Officer, and Controller for Equifax, Inc., serving in London from 1998 to 2000 as European Finance Director. Earlier, he held a variety of finance, treasurer and controller positions at publicly-held middle market companies in the manufacturing, computer and software industries. He is also a Certified Public Accountant (inactive) and a member of the American Institute of Certified Public Accountants. Mr. Ford began his career in 1974 at Arthur Young (now Ernst & Young). He is 53 years old.

      The foregoing summary of the employment agreement and stock option plan grant letter is qualified by reference to the forms of these documents that are filed as exhibits to this Report.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

      (d)   Exhibits

      Description

10.1  Employment Agreement, dated December 22, 2005               Filed herewith

10.2  Form of 2001 Stock Option Plan Grant Letter,
      dated December 22, 2005                                     Filed herewith


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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        INNODATA ISOGEN, INC.


Date:  December 28, 2005                By: /s/ Stephen Agress
                                           ----------------------------------
                                                Stephen Agress
                                                Vice President, Finance


                                INDEX TO EXHIBITS

      Description

10.1  Employment Agreement, dated December 22, 2005               Filed herewith

10.2  Form of 2001 Stock Option Plan Grant Letter,
      dated December 22, 2005                                     Filed herewith



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